Exhibit 77Q3


Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended September 30, 2008
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Sub-Item 77Q3(a):

The following subcustodians are in addition to those reported on Form N-SAR, Item 15, because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15. Listed by country, city, subcustodian and type:

Uganda, Kampala, Barclays Bank of Uganda Limited, Foreign Custodian
Rule 17f-5

Ghana, Accra, Barclays Bank of Ghana Limited, Foreign Custodian Rule 17f-5

Mali, Abidjan, Societe Generale de Banques en Cote d'Ivoire, Foreign Custodian Rule 17f-5

Niger, Abidjan, Societe Generale de Banques en Cote d'Ivoire, Foreign Custodian Rule 17f-5

Nigeria, Lagos, Stanbic IBTC Bank Plc, Foreign Custodian Rule 17f-5

Malta, Valletta, The Hongkong and Shanghai Banking Corporation Limited, Foreign Custodian Rule 17f-5

Swaziland, Mbabane, Standard Bank Swaziland Limited, Foreign Custodian Rule
17f-5

Kuwait, Kuwait, HSBC Bank Middle East Limited, Foreign Custodian Rule 17f-5

Saudi Arabia, Riyadh, Saudi British Bank, Foreign Custodian Rule 17f-5

Switzerland, Zurich, Credit Suisse, Foreign Custodian Rule 17f-5